Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333 223677), Form S-3 (No. 333-215602), Form S-8 (No. 333-233679) and Form S-8 (No. 333-214213) of Amplify Energy Corp. of our report dated March 11, 2021, relating to the financial statements of Amplify Energy Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 11, 2021